Exhibit 99.2

Certification of Vice President Finance & Administration, Chief Financial Officer and Secretary
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Jeffrey L. Garon, the Vice President Finance & Administration, Chief Financial Officer and Secretary of Silicon Storage Technology, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

  The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 13, 2002.

By: /s/ JEFFREY L. GARON Jeffrey L. Garon Vice President Finance & Administration, Chief Financial Officer and Secretary